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NEWS RELEASE

Media Contact:
Mitch Haws
404-885-8093
mitch.haws@equifax.com

Equifax to Acquire Naviant, Inc.

Combination Creates Pre-eminent eMarketing Leader

ATLANTA, August 15, 2002 – Equifax Inc. (NYSE:EFX) today announces acquisition of Naviant, Inc., a premier provider of precision eMarketing solutions for FORTUNE 500 clients. Naviant’s email database of more than 100 million unique permission-based addresses, the largest of its kind, enables marketers to identify, target and build consumer relationships through email marketing. The price of $135 million will be accounted for as a purchase transaction.

“The combination of Naviant’s unique email database with Equifax’s extensive marketing data and technology clearly positions Equifax as the pre-eminent leader in the eMarketing field,” said Thomas F. Chapman, Equifax chairman and CEO. “Naviant accelerates our strategy of growth through the enrichment of our data assets and strategic acquisitions.”

The benefits of the acquisition will be to:

•	Accelerate growth in Equifax’s marketing services business;

•	Extend Equifax’s reach into new industries and further penetrate Naviant’s 3,000 customers;

•	Provide significant new distribution channel for Equifax’s rapidly growing Direct to Consumer business.

“Our combination with Equifax brings substantial strength and momentum to our rapidly growing eMarketing business,” said Naviant’s Michael Brauser. Brauser, who has served as Naviant’s CEO, will continue to oversee day-to-day operations. “We are delighted to become a part of Equifax with its rich legacy as a marketing services leader.”

The acquisition is expected to have an immediate financial benefit to Equifax. Naviant’s full-year 2002 revenues are expected to be approximately $60 million. The transaction is expected to be neutral to 2002 earnings and accretive in 2003.

The Naviant products and services include:

Email list sales:  Naviant provides email list sales and fulfillment solutions to over 3,000 customers. The email lists include physical address, demographics and purchasing power on consumers who have given their consent to receive marketing information.

Email Append:  The Email append solution combines Naviant’s email addresses with in-house customer databases to significantly reduce direct marketing costs while increasing results and tracking capabilities.

List Services:  List services allow marketers to identify and market to active online households. The list services suite includes the High Tech Household file, the largest and most comprehensive resource for Internet-enabled households.

About Equifax

Equifax, a 103-year-old S&P 500 company, enables and secures global commerce through its information management, marketing services, direct to consumer, commercial and authentication businesses. As a leader in information technology, Equifax serves customers across a wide range of industries including the financial services, retail, healthcare, telecommunications/utilities, brokerage, insurance and government industries. Equifax also enlightens, enables and empowers consumers to manage and protect their financial health with services offered at www.equifax.com. The company ranked number five in return on equity among Business Week’s Best Performers during 2001. Equifax employs 4,800 in 12 countries and has $1.1 billion in revenue.

About Naviant, Inc.

Naviant is a leading provider of integrated precision marketing tools for online and offline environments, enabling marketers to identify, target, reach and build relationships with consumers. Naviant recently acquired both SweepsClub.com Inc., which specializes in reward-based e-mail marketing and postal direct-mail marketer Data One Marketing. For more information visit their website at www.naviant.com.

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company’s products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the “forward-looking information” section in the management’s discussion and analysis included in the annual report on Form 10-K for the year ended December 31, 2001.

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